UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2021, SpartanNash Company (the “Company”) and Kathleen M. Mahoney, the Company’s Executive Vice President, Chief Legal Officer and Secretary, entered into a separation agreement (the “Agreement”) providing the terms of her retirement. Ms. Mahoney’s employment will continue until the earlier of the date on which a replacement Chief Legal Officer begins employment with the Company or December 31, 2021 (the “Separation Date”).

The Agreement provides that, upon becoming effective, Ms. Mahoney will be entitled to receive continued payments of her current base salary and other benefits provided to employees of comparable rank through the Separation Date. The Company has agreed that Ms. Mahoney is eligible to retire and that her retirement will be effective on the day following the Separation Date. She will be eligible to receive all available retirement benefits as described in the Company’s applicable benefit plans and award agreements. Ms. Mahoney will remain eligible to receive previously granted performance cash incentives, prorated for the period ending on the Separation Date, and continued vesting of restricted stock awards and related dividends.

In addition, in consideration of her continued service and assistance to the Company in transitioning her responsibilities and compliance with the terms of the Agreement, Ms. Mahoney will be entitled to receive certain separation benefits, including a $300,000 retention bonus, moving expenses and the fees of a board placement services firm and the fees of a financial consulting services firm. The Company has also waived certain twelve-month non-competition restrictions in Ms. Mahoney’s Employment Agreement and Post-Employment Competition Agreement to the extent they would prohibit service as a board member of a competing business.

The Agreement also contains customary provisions associated with an executive’s separation, including a waiver and release of claims against the Company, confidentiality and cooperation obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2021	SpartanNash Company

	By:	/s/ Tony B. Sarsam
Tony B. Sarsam President and Chief Executive Officer

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